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                                                                     EXHIBIT 3.3


                              CERTIFICATE OF MERGER
                            OF DOMESTIC CORPORATIONS

                              CERTIFICATE OF MERGER
                                       OF
                         A.I.D. ACQUISITION CORPORATION
                        INTO ADVANCED INPUT DEVICES, INC.

                  The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST: That the name and state of incorporation of each of the constituent corporations of the Merger is as follows:

           Name                                  State of Incorporation
           ----                                  ----------------------
A.I.D. Acquisition Corporation                          Delaware
Advanced Input Devices, Inc.                            Delaware

                  SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

                  THIRD: That the name of the surviving corporation of the Merger is Advanced Input Devices, Inc.

                  FOURTH: That the Certificate of Incorporation of Advanced Input Devices, Inc., a Delaware corporation, shall be the Certificate or Incorporation of the surviving corporation, as amended in its entirety in Exhibit A attached hereto and incorporated herein by this reference.

                  FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is West 250 A.I.D. Drive, Coeur d'Alene, Idaho 83814.

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                                    Exhibit A

                          CERTIFICATE OF INCORPORATION
                                       OF
                          ADVANCED INPUT DEVICES, INC.

FIRST:            The name of the Corporation is Advanced Input Devices, Inc.

SECOND:           The registered office of the Corporation in the State of
Delaware is located at 15 East North Street, Dover, DE, Kent County, 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

THIRD:            The purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:           The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of common stock, $0.01 par value per share.

FIFTH:            The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

         (a) Directors may be removed, with or without cause, as provided in the Bylaws.

         (b) The election of directors shall be conducted in the manner prescribed in the Bylaws of the Corporation and need not be by ballot.

         (c) The Board of Directors shall have the power to adopt, amend or repeal Bylaws of the Corporation without the assent or vote of the stockholders except to the extent that any stockholder assent or vote is required by the Bylaws.

SIXTH:            The Corporation reserves the right to alter, amend, or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the Sate of Delaware, and all rights conferred herein or under the Corporation's Bylaws upon the Corporation's stockholders, directors and officers are granted subject to such reservation.

SEVENTH:          The name and mailing address of the incorporator is as
follows: Regina Cephas, 1300 Market Street, Wilmington, DE 19801.

EIGHTH:           The number of the directors of the Corporation is three (3), and the names and mailing addresses of the directors of the Corporation are as follows:

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Douglas D. Adkins
1301 Fifth Avenue, Suite 2830
Seattle, WA 98101

Ross K. Chapin
1301 Fifth Avenue, Suite 2830
Seattle, WA 98101

Leslie A. Larsen
W. 250 AID Drive
Coeur d'Alene, ID 83814

NINTH:            The Corporation shall have perpetual existence.

TENTH:            No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

ELEVENTH:         To the fullest extent permitted by Delaware corporate law as now or hereafter in effect, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right of a director of the Corporation hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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